             As filed with the Securities and Exchange Commission on
                     October 6, 2000 Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                              GILEAD SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                  94-3047598
     (State of Incorporation)              (I.R.S. Employer Identification No.)


                           --------------------------

                               333 LAKESIDE DRIVE
                              FOSTER CITY, CA 94404
                    (Address of principal executive offices)


                           --------------------------


                             1991 STOCK OPTION PLAN
                            (Full title of the plans)

                                 JOHN C. MARTIN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               333 LAKESIDE DRIVE
                              FOSTER CITY, CA 94404
                                 (650) 574-3000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           --------------------------

                                   Copies to:
                             LAURA A. BEREZIN, ESQ.
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                               PALO ALTO, CA 94306
                                 (650) 843-5000

                           --------------------------

                         CALCULATION OF REGISTRATION FEE

============================ ============================ ======================= ===================== ===================
                                                              Proposed Maximum      Proposed Maximum
    Title of Securities                                           Offering              Aggregate            Amount of
     to be Registered          Amount to be Registered       Price per Share (1)   Offering Price (1)     Registration Fee
---------------------------- ---------------------------- ----------------------- --------------------- -------------------
 Stock Options and Common          750,000 shares                $100.28125          $75,210,937.50          $19,855.69
     Stock, par value
    $.001 per share (2)
============================ ============================ ======================= ===================== ===================

(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon the average of the high and low prices of Gilead Sciences, Inc. (the "Registrant") common stock as reported on the Nasdaq National Market on October 4, 2000 for shares available for future grant pursuant to the Registrant's 1991 Stock Option Plan (the "Plan"), pursuant to Rule 457(c) under the Act.
(2) This Registration Statement shall cover any additional shares of Common Stock which become issuable under the Plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding common stock.

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                       REGISTRATION STATEMENTS ON FORM S-8

The contents of Registration Statements on Form S-8 Nos. 33-46058, 33-62060, 333-08085, 333-58893 and 333-84719 filed with the Securities and Exchange Commission on March 3, 1992, May 3, 1993, July 12, 1996, July 10, 1998 and August 6, 1999, respectively, are incorporated by reference herein.


                                    EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION
3.1(1)            Certificate of Amendment to Restated Certificate of Incorporation
                  of the Registrant
3.2(2)            Amended and Restated Certificate of Incorporation of the
                  Registrant
3.3(3)            Bylaws of the Registrant, as amended and restated March 30, 1999
4.1               Reference is made to Exhibits 3.1, 3.2, and 3.3
4.2(4)            Rights Agreement dated as of November 21, 1994, between
                  Registrant and First Interstate Bank, with exhibits
4.3(4)            Form of letter sent to Gilead Sciences, Inc. stockholders, dated
                  December 14, 1994
4.4(1)            First Supplemental Indenture dated July 29, 1999 among IBJ
                  Whitehall Bank & Trust Company, NeXstar Pharmaceuticals, Inc. and
                  the Registrant to the Indenture dated July 31, 1997 between IBJ
                  Whitehall Bank & Trust Company and NeXstar Pharmaceuticals, Inc.
4.5(5)            Indenture dated July 31, 1997 between IBJ Whitehall Bank & Trust
                  Company and NeXstar Pharmaceuticals, Inc. for NeXstar's 6 1/4%
                  Convertible Subordinated Debentures
5.1               Opinion of Cooley Godward LLP
23.1              Consent of Ernst & Young LLP, Independent Auditors
23.2              Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
                  Registration Statement
24.1              Power of Attorney is contained on the signature pages
99.1              1991 Stock Option Plan, as amended and restated as of April 5, 2000

----------------------------------
(1) Filed as an exhibit to Registrant's Current Report on Form 8-K filed on August 6, 1999 and incorporated herein by reference.
(2) Filed as an exhibit to Registrant's Registration Statement on Form S-8 ( No. 33-46058) and incorporated herein by reference.
(3) Filed as an exhibit to Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998 and incorporated herein by reference.
(4) Filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994 and incorporated herein by reference.
(5) Filed as an exhibit to NeXstar Pharmaceutical, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference.


                                       2.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on September 29, 2000.


                              GILEAD SCIENCES, INC.


                              By:    /s/ John C. Martin, Ph.D.
                                 -----------------------------------------------
                                     John C. Martin, Ph.D.
                                     President and Chief Executive Officer





                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints
John C. Martin and Sharon A. Surrey-Barbari, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                                          TITLE                                   DATE

/s/ John C. Martin, Ph.D.                       President, Chief Executive Officer         September 29, 2000
---------------------------------               and Director (Principal Executive
   (JOHN C. MARTIN, Ph.D.)                      Officer)


/s/ Sharon A. Surrey-Barbari                    Vice President and Chief Financial         September 29, 2000
---------------------------------               Officer (Principal Financial and
 (SHARON A. SURREY-BARBARI)                     Accounting Officer)


/s/ Donald H. Rumsfeld                          Director (Chairman of the Board of         September 29, 2000
---------------------------------               Directors)
    (DONALD H. RUMSFELD)


/s/ Paul Berg, Ph.D.                            Director                                   September 25, 2000
---------------------------------
     (PAUL BERG, Ph.D.)


                                       3.


/s/ Etienne F. Davignon                         Director                                   September 29, 2000
---------------------------------
    (ETIENNE F. DAVIGNON)

/s/ James M. Denny, Sr.                         Director                                   September 29, 2000
---------------------------------
    (JAMES M. DENNY, Sr.)


/s/ Gordon E. Moore, Ph.D.                      Director                                   September 28, 2000
---------------------------------
  (GORDON E. MOORE, Ph.D.)


/s/ George P. Shultz, Ph.D.                   Director                                   September 25, 2000
---------------------------------
  (GEORGE P. SHULTZ, Ph.D.)




                                       4.

                                  EXHIBIT INDEX

EXHIBIT                                                                                      SEQUENTIAL
NUMBER            DESCRIPTION                                                                PAGE NUMBER
3.1(1)            Certificate of Amendment to Restated Certificate of Incorporation
                  of the Registrant                                                               --
3.2(2)            Amended and Restated Certificate of Incorporation of the
                  Registrant                                                                      --
3.3(3)            Bylaws of the Registrant, as amended and restated March 30, 1999                --
4.1               Reference is made to Exhibits 3.1, 3.2, and 3.3                                 --
4.2(4)            Rights Agreement dated as of November 21, 1994, between
                  Registrant and First Interstate Bank, with exhibits                             --
4.3(4)            Form of letter sent to Gilead Sciences, Inc. stockholders, dated
                  December 14, 1994                                                               --
4.4(1)            First Supplemental Indenture dated July 29, 1999 among IBJ
                  Whitehall Bank & Trust Company, NeXstar Pharmaceuticals, Inc. and
                  the Registrant to the Indenture dated July 31, 1997 between IBJ
                  Whitehall Bank & Trust Company and NeXstar Pharmaceuticals, Inc.                --
4.5(5)            Indenture dated July 31, 1997 between IBJ Whitehall Bank & Trust
                  Company and NeXstar Pharmaceuticals, Inc. for NeXstar's 6 1/4%
                  Convertible Subordinated Debentures                                             --
5.1               Opinion of Cooley Godward LLP                                                   5
23.1              Consent of Ernst & Young LLP, Independent Auditors                              6
23.2              Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
                  Registration Statement                                                          --
24.1              Power of Attorney is contained on the signature pages                           --
99.1              1991 Stock Option Plan, as amended and restated as of April 5, 2000             8


(1) Filed as an exhibit to Registrant's Current Report on Form 8-K filed on August 6, 1999 and incorporated herein by reference.
(2) Filed as an exhibit to Registrant's Registration Statement on Form S-8 (No. 33-46058) and incorporated herein by reference.
(3) Filed as an exhibit to Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998 and incorporated herein by reference.
(4) Filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994 and incorporated herein by reference.
(5) Filed as an exhibit to NeXstar Pharmaceutical, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference.


                                       5.